Exhibit 21.1

List of Significant Subsidiaries and Consolidated Affiliated Entities of

RISE Education Cayman Ltd

(As of April 19, 2018)

Subsidiaries	Place of Incorporation
RISE Education Cayman III Ltd	Cayman Islands
RISE Education Cayman I Ltd	Cayman Islands
Rise IP (Cayman) Limited	Cayman Islands
Bain Capital Rise Education (HK) Limited	Hong Kong
Edge Franchising Co., Ltd.	Hong Kong
Rise Tianjin Education Information Consulting Co., Ltd. (瑞思(天津)教育信息咨询有限公司)	PRC

Affiliated Entity	Place of Incorporation
Beijing Step Ahead Education Technology Development Co., Ltd. (北京领语堂教育科技发展有限公司 )	PRC
Shanghai Riverdeep Educational Information Consulting Co., Ltd. (上海瑞沃迪教育信息咨询有限公司)	PRC
Shanghai Boyu Investment Management Co., Ltd. (上海博语投资管理有限公司 )	PRC
Guangzhou Ruisi Education Technology Development Co., Ltd. (广州瑞司教育科技发展有限公司 )	PRC
Shenzhen Mei Ruisi Education Management Co., Ltd. (深圳市美瑞思教育管理有限公司 )	PRC
Wuxi Rise Foreign Language Training Co., Ltd. (无锡瑞思外语培训有限公司 )	PRC

Affiliated Schools	Place of Incorporation
Beijing Changping District Step Ahead Training School (北京市昌平区领语堂培训学校 )	PRC
Beijing Chaoyang District Step Ahead Training School (北京市朝阳区领语堂培训学校 )	PRC
Beijing Daxing District RISE Immersion Subject English Training School (北京市大兴区瑞思学科英语培训学校 )	PRC
Beijing Dongcheng District RISE Immersion Subject English Training School (北京市东城区瑞思学科英语培训学校 )	PRC
Beijing Fengtai District Step Ahead Training School (北京市丰台区瑞思学科英语培训学校 )	PRC
Beijing Haidian District Step Ahead Training School (北京市海淀区领语堂培训学校 )	PRC
Beijing Shijingshan District Step Ahead Training School (北京市石景山区领语堂培训学校 )	PRC
Beijing Tongzhou District RISE Immersion Subject English Training School (北京市通州区瑞思学科英语培训学校 )	PRC
Beijing Xicheng District RISE Immersion Subject English Training School (北京市西城区瑞思学科英语培训学校 )	PRC
Shanghai Huangpu District Rise Immersion Subject English Training School (上海黄浦区领语堂学科英语培训学校 )	PRC
Guangzhou Yuexiu District RISE Immersion Subject English Training School (广州越秀区瑞思学科英语培训学校 )	PRC
Guangzhou Haizhu District RISE Immersion Subject English Training School—Chigang (广州海珠区瑞思学科英语培训学校 )	PRC
Guangzhou Tianhe District Rise Immersion Subject English Training School (广州天河区领语堂学科英语培训学校 )	PRC
Shenzhen Futian District Rise Training Center (深圳市福田区瑞思培训中心 )	PRC
Shenzhen Nanshan District Rise Training Center (深圳市南山区瑞思培训中心 )	PRC
Shenzhen Luohu District Rise Training Center (深圳市罗湖区瑞思培训中心 )	PRC